SECOND AGREEMENT TO EXTEND DATE


     WHEREAS, an Agreement (the "Agreement") dated April 26, 1995 between Potomac Electric Power Company (the "Company") and Edward
F. Mitchell ("Mitchell") provides for the continuance of Mitchell's service as an officer of the Company; and

     WHEREAS, Mitchell and the Company executed an Agreement to Extend Date on September 22, 1995 wherein the parties agreed, pursuant to Sections 1, 3 and 4 of the Agreement, to a date subsequent to the January 1, 1997 date set forth in said Sections 1, 3 and 4; and

     WHEREAS, Mitchell and the Company executed Amendment #1 to
Agreement on October 23, 1997 to provide for the continuation of Mitchell's employment as Chairman of the Board; and

     WHEREAS, Mitchell and the Company wish to further extend the date set forth in Sections 1, 3 and 4 of the Agreement.

     NOW, THEREFORE, it is agreed as follows:

     1. Pursuant to the provisions of Sections 1, 3 and 4 of the Agreement, the Company and Mitchell hereby mutually agree that the date set forth in Sections 1, 3 and 4 of the Agreement shall be changed to May 1, 1998.

     2. Except as amended herein, the provisions of the Agreement dated April 26, 1995 and Amendment #1 to Agreement dated October
23, 1997 shall remain in full force in effect.

     Agreed effective the 19th day of December, 1997.

Edward F. Mitchell                      Potomac Electric Power
Company



______________________             By:  _______________________
                                           John M. Derrick, Jr.

Attest:


______________________
       Secretary